THE WESTWOOD GROUP, INC.
                      190 Veterans of Foreign Wars Parkway
                           Revere, Massachusetts 02151

                                ---------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON OCTOBER 7, 1997
                               ------------------

To the Stockholders of
The Westwood Group, Inc.

     Notice Is Hereby Given that the Annual Meeting of the Stockholders of The Westwood Group, Inc. (the "Company") will be held at the Clubhouse Dining Room, Wonderland Greyhound Park, 190 Veterans of Foreign Wars Parkway, Revere, Massachusetts, on October 7, 1997 at 10:00 a.m., local time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

          1. To elect one (1) Director by vote of holders of Common Stock and Class B Common Stock, voting together, such Director to serve for a two (2) year term.

          2. To elect one (1) Director by vote of holders of Common Stock, voting as a separate class, such Director to serve for a three (3) year term.

          3. To transact any other business that may properly come before the Annual Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on August 29, 1997 as the record date for determination of stockholders entitled to vote at the Annual Meeting. The stock transfer books of the Company will not be closed.

     Whether or not you intend to be present at the Annual Meeting, please fill out, date and sign the enclosed proxy and return it promptly in the enclosed envelope.

                                          By Order of the Board of Directors


                                          RICHARD P. DALTON
                                          President


Approximate date of mailing to Stockholders:
September 10, 1997

                                    IMPORTANT

     You are earnestly requested to fill out, date, sign and mail promptly the enclosed proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. a postage-paid envelope is provided for mailing in the United States. You are entitled to revoke your proxy at any time before it is exercised by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the meeting.

                            THE WESTWOOD GROUP, INC.
                      190 Veterans of Foreign Wars Parkway
                           Revere, Massachusetts 02151
                                 ---------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 OCTOBER 7, 1997

                  Approximate date of mailing to Stockholders:
                               September 10, 1997

                               ------------------

     This Proxy Statement is furnished to the stockholders of The Westwood Group, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Clubhouse Dining Room, Wonderland Greyhound Park, 190 Veterans of Foreign Wars Parkway, Revere, Massachusetts on October 7, 1997 at 10:00 a.m., local time, and at all adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised, by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such revocation will not affect any votes taken prior thereto. The mere presence at the Annual Meeting of the person appointing a proxy does not revoke the appointment.

     The holders of a majority in interest of all Common Stock and Class B Common Stock issued, outstanding and entitled to vote are required to be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to stockholders other than election of directors.


                        RECORD DATE AND VOTING SECURITIES

       Only stockholders of record at the close of business on August 29, 1997 are entitled to vote at the Annual Meeting. As of August 29, 1997, the Company had outstanding and entitled to vote 343,210 shares of Common Stock, par value $.01 per share ("Common Stock"), and 912,015 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"). Each outstanding share of Common Stock entitles the record holder to one vote and each outstanding share of Class B Common Stock entitles the record holder to ten votes.


                              ELECTION OF DIRECTORS

       The Company's Certificate of Incorporation (the "Certificate") provides that the Board of Directors shall be divided into three classes, as nearly equal in number as possible. The Certificate further provides that, at each annual meeting of stockholders, one class of directors shall be elected to serve a term of office to expire at the third succeeding annual meeting of stockholders. Due to the expiration of the terms of one of the current directors of the Company, at the Annual Meeting, one (1) director is to be elected in the class serving until the second succeeding annual meeting following his election and until his successor is elected and qualified and one (1) director is to be elected in the class serving until the third succeeding annual meeting following his election and until his successor is elected and qualified.

       The Certificate also provides that, at each annual meeting of stockholders, the holders of Common Stock, voting as a separate class, are entitled to elect as directors that number of persons which, when added to the number of directors previously elected by the holders of Common Stock voting as a separate class who are to serve after such meeting, would constitute 25% of the total number of directors to serve after such meeting, provided that at any such annual meeting the holders of Common Stock are entitled to elect at least one person as a director but not more than one-half of the members of the Board of Directors to be elected at such annual meeting. Holders of Common Stock and holders of Class B Common Stock, voting together as a single class, are entitled to elect the remaining directors, with each share of Common Stock entitled to one (1) vote and each share of Class B Common Stock entitled to ten (10) votes. Directors are elected by a plurality of the votes cast by the holders of Common stock and Class B Common Stock entitled to vote.

       The Board of Directors has adopted a resolution to fix the number of directors constituting the Board at four effective as of the Annual Meeting in accordance with the by-laws of the Company and has nominated (i) Richard P. Dalton to serve as the director elected by the holders of Common Stock, voting as a separate class, for a term of three (3) years, and (ii) A. Paul Sarkis to serve as the director elected by the holders of Common Stock and Class B Common Stock, voting together, for a term of two (2) years. It is the intention of the persons authorized by the enclosed proxy unless authority to do so is withheld, to vote to elect Mr. Dalton as director serving until the third succeeding annual meeting following his election and until his successor is elected and qualified and to elect Mr. Paul Sarkis as director serving until the second succeeding annual meeting following his election and until his successor is duly elected and qualified. All of the nominees are current directors of the Company.

       In the unforeseen event that any of the nominees should become unable or unwilling to serve as a director, the persons authorized by the enclosed proxy intend to vote for such substitute nominee as the Board of Directors may designate, or in the absence of such designation, in accordance with the best judgment of the person or persons acting under the proxy.

       The following table sets forth certain information concerning the nominees for election at the Annual Meeting and the other directors of the Company continuing in office. Unless otherwise indicated, titles or positions of an individual in the table refer to the individual's title or position with the Company.



                          Director
Name and Age               Since                  Principal Occupation
------------               -----                  --------------------

                                   Directors Standing For Election

Nominated for a term ending in 2000:

Richard P. Dalton (50)    1987      President and Chief Executive Officer since
                                        1993; Executive Vice President from 1988 to 1992; Chief Operating Officer from 1989 to 1992; Chief Financial officer from 1988 to 1989; Vice President from 1984 to 1987; Treasurer from 1974 to 1989. Director of Back Bay Restaurant Group, Inc.

Nominated for a term ending in 1999:

A. Paul Sarkis (29)       1995      Executive Vice President since August, 1995;
                                        Corporate Director of Development from
                                        1993 to 1995; Financial Analyst from
                                        1990 to 1993.

                          Director
Name and Age               Since                  Principal Occupation
------------               -----                  --------------------

                                    Directors Continuing in Office

Serving a term ending in 1998:

Paul J. DiMare (55)        1982      President of Paul J. DiMare Management
                                         Corp. (agricultural management and
                                         marketing) and DiMare Homestead, Inc.
                                         (agricultural processing and
                                         packaging) for more than the past
                                         five years. Director of First
                                         National Bank, Homestead, Florida.


Charles F. Sarkis (57)     1978      Chairman of the Board since 1978; Chief
                                         Executive Officer from 1978 to 1992;
                                         President from 1984 to 1992. Chairman
                                         of the Board, President and Chief
                                         Executive Officer of Back Bay
                                         Restaurant Group, Inc. (a restaurant
                                         holding company), formerly a
                                         wholly-owned subsidiary of the
                                         Company, for more than five years.
                                         Chief Executive Officer of Sarkis
                                         Management Corporation (restaurant
                                         management).

                   BOARD MEETINGS AND COMMITTEES OF THE BOARD

       The Board of Directors of the Company held three meetings by unanimous written consent during the fiscal year ended December 31, 1996.

     The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The board does not have a nominating committee. During 1996, the Audit Committee was comprised of Jon M. Baker and Paul J. DiMare and the Compensation Committee was comprised of Jon M. Baker and Paul J. DiMare. Paul DiMare is a non-employee director and Jon M. Baker was a non-employee director until his resignation as a director in December, 1996.

       The Audit Committee reviews with the Company's independent accountants the scope of the audit for the year, the results of the audit when completed and the fees for the services performed. The Audit Committee also recommends independent accountants to the Board of Directors and reviews with management various matters relating to internal accounting controls. During the year ended December 31, 1996, the Audit Committee held no separate meetings.

       The Compensation Committee determines and approves compensation and bonuses to be paid to executive officers of the Company. The Compensation Committee also administers any stock option, grant or bonus plans of the Company. During the year ended December 31, 1996, the Compensation Committee held no separate meetings.

       A. Paul Sarkis, currently an Executive Vice President of the Company and a nominee for director of the Company, is the son of Charles F. Sarkis, the Chairman of the Board of Directors. All of the directors and executive officers are citizens of the United States. There are no arrangements or understandings between any of the directors or executive officers of the Company and any other person pursuant to which such director or executive officer was or will be selected as a director or officer of the Company. Each of the executive officers of the Company holds office at the pleasure of the Board of Directors.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

       (a) Common Stock. The following table sets forth certain information as of August 29, 1997 with respect to the beneficial ownership of the Company's Common Stock by each director and each nominee for election as a director, by each named executive officer, by all directors and officers of the Company as a group, and by persons known by the Company to own beneficially more than 5% of the outstanding Common Stock. Unless otherwise noted, such stockholders have full voting and/or investment power with respect to the shares listed as beneficially owned by them.



                                          Shares of             Percent of
                                        Common Stock              Class
Beneficial Owner                   Beneficially Owned (1)   Beneficially Owned
----------------                   ----------------------   ------------------
Management:
Richard P. Dalton                          37,350(2)            10.1%
Paul J. DiMare                            143,300(3)            37.4%
A. Paul Sarkis                             41,109(4)            10.7%
Charles F. Sarkis                         879,616(5)            71.9%
All Directors and Officers
 as a Group (5 persons)                 1,101,375(6)            82.9%

Other Holders:

DiMare Homestead, Inc.                     92,500(7)            27.0%
Jon M. Baker                               37,749(8)            10.2%
Michael S. Fawcett                         25,600(9)             7.0%
Joseph J. O'Donnell                        47,669(10)           12.9%
Pauline F. Evans                           26,122(11)            7.6%
Patricia F. Harris                         19,850(12)            5.8%


--------------------


 (1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). For purposes of this table, a person is deemed to have "beneficial ownership" of any security that such person has the right to acquire within 60 days, including by conversion of such stockholder's shares of Class B Common Stock into shares of Common Stock or by exercise of options. For purposes of this table, any shares of Common Stock not outstanding which are subject to such a right, options or conversion privileges, are deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person or group, but are not deemed to be outstanding for the purposes of computing such percentage owned by any other person or group.
 (2) Includes presently exercisable options to purchase 25,000 shares.
 (3) Includes 92,500 shares held of record by DiMare Homestead, Inc. a Florida corporation controlled by Mr. DiMare. Also includes presently exercisable options to purchase 40,000 shares. Mr. DiMare's address is c/o DiMare Homestead, Inc., P.O. Drawer BB, Homestead, Florida 33030.
 (4) Includes presently exercisable options to purchase 25,000 shares and 16,109 shares issuable upon conversion of the shares of Class B Common Stock beneficially owned by Mr. Sarkis. Mr. Sarkis' address is c/o the Company, 190 V.F.W. Parkway, Revere, Massachusetts 02151.
 (5) Consists of 804,616 shares issuable upon conversion of the shares of Class B Common Stock beneficially owned by Mr. Sarkis as well as presently exercisable options to purchase 75,000 shares. Does not include 6,750 shares of Common Stock or 2,900 shares of Class B Common Stock held by Mr. Sarkis' wife; Mr.

     Sarkis disclaims beneficial ownership of such shares. See footnote (2) to the table below showing beneficial ownership of Class B Common Stock. Mr. Sarkis' address is c/o Back Bay Restaurant Group, Inc., 284 Newbury Street, Boston, Massachusetts 02115.
 (6) Includes presently exercisable options to purchase 165,000 shares and 820,725 shares issuable upon conversion of shares of Class B Common Stock, held by all directors and officers as a group.
 (7) See Footnote (3).
 (8) Includes 7,665 shares held of record by International Planning Group 401(K) Profit Sharing Plan over which Mr. Baker has voting and investment power, and presently exercisable options to purchase 26,334 shares. Mr. Baker's address is c/o The Baker Companies, 62 Walnut Street, Wellesley, Massachusetts 02181.
 (9) Includes presently exercisable options to purchase 25,000 shares. Mr. Fawcett's address is c/o Dorman & Fawcett, P.O. Box 214, Hamilton, Massachusetts 01936.
(10) Includes presently exercisable options to purchase 25,000 shares. Mr. O'Donnell's address is c/o Boston Concessions Group, Inc., 111 6th Street, Cambridge, Massachusetts 02141.
(11) Ms. Evans' address is 3600 Galt Ocean Drive, Fort Lauderdale, Florida
     33308.
(12) Ms. Harris' address is 11 Royal Road, Brookline, Massachusetts
     02146.


       (b) Class B Common Stock. The following table sets forth certain information as of August 29, 1997, with respect to the beneficial ownership of the Company's Class B Common Stock by each director who owns Class B Common Stock, by each named executive officer, by all directors and officers of the Company as a group, and by persons known by the Company to own beneficially more than 5% of the outstanding Class B Common Stock. unless otherwise noted, such stockholders have full voting and/or investment power with respect to the shares listed as beneficially owned by them.



                                      Shares of Class B          Percent of
                                        Common Stock               Class
Beneficial Owner                   Beneficially Owned (1)    Beneficially Owned
----------------                   ----------------------    ------------------
Charles F. Sarkis................        804,616(2)                88.2%
A. Paul Sarkis...................         16,109                    1.8%
All Directors and Officers
 as a Group (5 persons)..........        820,725(2)                90.0%


--------------------

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security). For purposes of this table, a person is deemed to have "beneficial ownership" of any security that such person has the right to acquire within 60 days.


(2) Includes shares held by Sarkis Management Corporation which is wholly owned by Mr. Sarkis. Does not include 93,754 shares held by Mr. Sarkis' six adult children (including A. Paul Sarkis) or 2,900 shares held by Mr. Sarkis' wife; Mr. Sarkis disclaims beneficial ownership of such shares.

                             EXECUTIVE COMPENSATION

       The following table shows the cash and remuneration paid or accrued for the three years ended December 31, 1996 in respect of services rendered to the Company and its subsidiaries for the three years ended December 31, 1996 by the Company and its subsidiaries to the Company's Chief Executive Officer and to each of the Company's other executive officers whose annual compensation exceeded $100,000.





                           SUMMARY COMPENSATION TABLE

                                           Annual Compensation (1)             Long-Term Compensation Payouts
                                  ----------------------------------------------------------------------------------
Name and                                                       Other      Restricted
Principal                                        Incentive     Annual        Stock     Options/   LTIP    All Other
Position                          Year   Salary    Bonus    Compensation    Awarded      SARs    Payouts   Payouts
---------                         ----   ------    -----    ------------    -------      ----    -------   -------
Charles F. Sarkis..............   1996  200,000     --          --            --         --        --        --
  Chairman of the Board           1995  200,000     --          --            --         --        --        --
  Chairman of the Board,          1994  200,000     --          --            --         --        --        --
  President and Chief Executive
  Officer
Richard P. Dalton..............   1996  180,000     --          --            --         --        --        --
  President and Chief Executive   1995  180,000     --          --            --        25,000     --        --
  Officer
  Executive Vice President and    1994  180,000     --          --            --         --        --        --
  Chief Operating Officer

--------------------

(1) Cash compensation is paid periodically and, from time to time, may be advanced. Bonus amounts are presented in the year for which they were earned regardless of when paid.

Compensation Pursuant to Plans

       Compensation Plan. The Company has adopted a compensation plan for the fiscal years 1995, 1996 and 1997. The compensation plan is designed to provide an environment and opportunity for key executives to be rewarded for individual achievement as well as for attaining overall corporate goals. The compensation plan includes provisions for a base salary, annual incentive and long term incentives. Base salary is determined annually and is based upon the level and amount of responsibility in the context of comparable companies. Additional annual incentives are to be distributed to key executives from a bonus pool. A performance bonus equal to 10% of income before tax will be allocated to the key executives at the discretion of the Compensation Committee and Board of Directors. Additionally, a discretionary bonus of up to 5% of income before taxes will be available to reward an employee's individual performance. Finally, long term incentives will consist of stock options granted to key executives at the discretion of the Compensation Committee and Board of Directors.

       In addition, a special transaction bonus is available in the event that the Chairman initiates and/or negotiates an extraordinary transaction to enhance shareholder value, including a merger, sale, acquisition or joint venture. The transaction bonus is equal to 2% of the value of any such transaction.

       As of December 31, 1996, no bonus has been paid or accrued based upon the operating results of the Company.

       Remuneration of Directors. The Company pays to each non-employee director $2,000 per Board meeting attended with an additional fee of $1,000 for each Committee meeting attended.

       Stock Option Agreements. During 1995, the Company awarded to Directors and Former Directors of the Company, non-qualified stock options to purchase 241,334 shares of the Company's common stock at an exercise price of $3 per share. These options terminate 10 years from the date of grant. No options were granted during the fiscal year ended December 31, 1996.

       Stock Option Exercises and Aggregated Option Values at Fiscal Year End. The following table summarizes, as of December 31, 1996, information with respect to (non-plan) stock options then held at August 29, 1997. There are no unexercised in-the-money options at August 29, 1997, and no options were exercised during the fiscal year ended December 31, 1996.


                                               Number of Securities
                                              Underlying Unexercised
                                                Options at FY-End
                                         ---------------------------------
Name                                     Exercisable      Unexercisable
----                                     -----------      -------------
Charles F. Sarkis...................        75,000             0
Richard P. Dalton...................        25,000             0


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The Company's executive compensation program is administered by the Compensation Committee (the "Committee"), which determines executive officer compensation annually. The Committee is composed of an independent director who is not an employee by the Company.

       In its deliberations, the Committee considers (i) the levels of responsibility associated with each executive's position, (ii) the past performance of the individual executive, (iii) the extent to which any individual, department or Company-wide goals have been met, (iv) the overall competitive environment and the level of compensation necessary to attract and retain talented and motivated individuals in key positions, and (v) the recommendations of appropriate officers of the Company.

       The Company's compensation program utilizes a combination of base salaries, annual bonuses and stock option awards.

       In determining the base salaries paid to the Company's executive officers, the Committee considers, in particular, their levels of responsibility, salary increases awarded in the past, and the executive's experience and potential.

       The Committee views cash bonuses as a vehicle for rewarding executives for achieving individual and corporate performance objectives.

       The Company's stock option program is intended to reward the participating executives for their efforts in building shareholder value and improving corporate performance over the long term. The stock option program also promotes the retention of talented executives. In determining the number of options granted to executive officers, the Committee takes into consideration options granted to such executives in previous years and the potential value which may be realized upon exercised of the options as a result of appreciation of the Company's stock during the option term.

       Due to the Company's performance during the fiscal year ended December 31, 1996, there was no change in base salaries paid, nor bonus or stock option award grants made, to the Company's chief executive officer or other executive officers.

       The foregoing report has been approved by the sole member of the Committee.



                                      COMPENSATION COMMITTEE


                                      Paul J. DiMare



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       During the year ended December 31, 1996, Messrs. Richard P. Dalton and
A. Paul Sarkis served as executive officers of the Company and as members of the Board of Directors of the Company which performs the functions of a compensation committee. Mr. Charles F. Sarkis served as an executive officer of Back Bay Restaurant Group, Inc. ("BBRG") and as Chairman of the Board of the Company.

                             STOCK PERFORMANCE GRAPH

       A stock price performance graph has been omitted as the Company's Common Stock is not listed on a national securities exchange or traded on NASDAQ and thus there is no regularly reported price for such Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       (a) The Company made loans of $28,000, $52,000 and $32,400 to Richard P. Dalton, a director and executive officer of the Company, in 1986, 1987 and 1988 respectively, in connection with certain purchases by Mr. Dalton of shares of the Company's Common Stock. Personal loans in the amounts of $107,905, $55,104 and $10,000 were also made to Mr. Dalton during 1989, 1990 and 1991, respectively. During 1990, Mr. Dalton repaid $25,000 in principal amount of these loans. The Company also made personal loans to Mr. Sarkis in the amounts of $201,086 and $209,237 during 1989 and 1990, respectively. In January, 1995, Mr. Sarkis repaid $80,000 to the Company. These loans are payable on demand and bear interest at prime plus 1.5% per annum. As of September 8, 1997, all of these loans ($590,732 in the aggregate) plus accrued interest remain outstanding.

       (b) On December 31, 1990 Revere Realty Group, Inc. ("Revere Realty"), a company owned by Mr. Dalton, purchased six acres of land located in Revere, Massachusetts, from the Company for $1,856,000 consisting of $278,400 in cash and a note receivable of $1,577,600. The note accrued interest at the rate of 10% per annum and was due in quarterly installments of approximately $46,000 commencing March 31, 1991 with the entire unpaid balance of principal and interest to be paid in full on December 31, 1995. The note was secured by a mortgage on the property sold, an assignment of the proceeds of an expected lease on the property and Mr. Dalton's personal guaranty. Revere Realty made one scheduled payment under the note.

       In December 1994, the Company sold 9 acres of land located in Revere, Massachusetts and Revere Realty sold the six acres of land located in Revere, Massachusetts (described above) to a third party for $3,705,000. The proceeds allocated to Revere Realty were used by Revere Realty to satisfy the indebtedness of the Company.

       (c) Mr. Sarkis is the majority shareholder of the Company. The Company owns more than 10% of the common stock of Back Bay Restaurant Group, Inc. ("BBRG"). The following is a summary of certain arrangements between the Company and BBRG and/or their respective affiliates. Certain of these arrangements were made while BBRG was a wholly-owned subsidiary of the Company and accordingly, were established by related parties and were not subject to arms length negotiations.

     BBRG had a lease agreement for one of its restaurant facilities with a trust, the beneficiary of which is a wholly-owned subsidiary of the Company. The annual rent under this lease was equal to the higher of $200,000 base rent or 7.5% of annual gross sales up to a maximum of $3,200,000 per year, so that in no event shall the annual rent under this lease exceed $240,000. The lease commenced on October 1, 1991 and ends September 30, 2001. BBRG is also liable for a portion of real estate taxes, insurance and building operating expenses as defined in the lease. The lease agreement was terminated in November, 1996, pursuant to the foreclosure of a mortgage, and as a result of such foreclosure, the occupancy of the restaurant facility is tenant at sufferance. BBRG is in the process of negotiating a new lease with the new landlord.

       Prior to 1994, the Company and BBRG were parties to agreements pursuant to which BBRG operated the concession business and received certain other revenues in connection with the operation of Wonderland Greyhound Park and Foxboro Park, two parimutuel race tracks owned by the Company. In May 1994, BBRG transferred its concession and related operations to the Company in return for $770,000 term note to which $200,000 owed by the Company to BBRG was added, to bring the total principal amount of the note to $970,000. In March 1996, this note was amended to provide that principal and interest payments under the note would not begin until April 1, 1998.

       (d) In November 1992 the Company engaged a firm to assist management in the planning and execution of financial and operational reorganization of the Company. One of the principals of such firm is Mr. Fawcett. As compensation for its services, for the year ended December 31, 1994, the Company paid such firm an aggregate fee of approximately $437,500. Such firm will also be granted options to acquire an amount of shares of the Company's common stock which, upon exercise, will constitute 6% of the Company's capital stock on a fully diluted basis, with an exercise price of $3 per share and a term of fifteen years.


                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities. to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors, and greater than ten percent stockholders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms that they file.

       Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the year ended December 31, 1996, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

                            EXPENSES OF SOLICITATION

       All costs connected with the solicitation of proxies will be borne by the Company. Brokers and other persons holding stock for the benefit of others will be reimbursed for their expenses in forwarding proxies and accompanying material to the beneficial owners of such stock and obtaining their proxies. Solicitation may be made by mail, telephone, telegraph, or otherwise, and some of the directors, officers, and regular employees of the Company may assist in the solicitation without additional compensation.


                          FUTURE STOCKHOLDER PROPOSALS

       The Company presently expects to hold its 1998 Annual Meeting of Stockholders (the "1998 Annual Meeting") on or about October 7, 1998. If a stockholder wishes to present a proposal to be voted on at the 1998 Annual Meeting, the stockholder must, at the time the proposal is submitted, be a record or beneficial owner of a security entitled to vote at the 1998 Annual Meeting. Further, for the proposal to be considered at the Annual Meeting, the stockholder must continue to own the security through the date of the 1998 Annual Meeting. The proposal, in order to be included in the management proxy statement and form of proxy, must be received at the Company's executive offices no later than May 15, 1998.


                                  OTHER MATTERS

       The Board of Directors knows of no other matters to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

       Stockholders are requested to fill out, date, sign, and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person if you so desire; otherwise, your proxy will be voted for you. Your proxy may also be revoked by written notice to the Secretary of the Company or by submission of a later dated proxy.


                                   10-K REPORT

       The Company will provide each beneficial owner of its securities with a copy of its Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission for the Company's most recent fiscal year without charge upon receipt of a written request from such person. Such requests should be directed to The Westwood Group, Inc., 190 VFW Parkway, Revere, Massachusetts 02151, Attention:
Corporate Secretary.

                                 VOTING PROXIES

       The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                    By order of the Board of Directors


                                    RICHARD P. DALTON
                                    President

Revere, Massachusetts
September 10, 1997

                            THE WESTWOOD GROUP, INC.
                      190 Veterans of Foreign Wars Parkway
                           Revere, Massachusetts 02151


                      SOLICITED BY THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF STOCKHOLDERS ON OCTOBER 7, 1997


The undersigned hereby appoints as Proxies, Richard P. Dalton and Richard G. Egan, Jr., each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of capital stock of The Westwood Group, Inc. (the "Company") held of record by the undersigned on August 29, 1997 at the Annual Meeting of Stockholders to be held on October 7, 1997 and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.



--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?
--------------------------------------     -------------------------------------

--------------------------------------     -------------------------------------

--------------------------------------     -------------------------------------





           [REVCM - THE WESTWOOD GROUP, INC.] [FILE NAME: REVCM1.ELX]
                             [VERSION - 1] [9/9/97]

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


--------------------------------------------------------------------------------
                            THE WESTWOOD GROUP, INC.
--------------------------------------------------------------------------------


Mark box at right if an address change or comment has bee noted on
the reverse side of this card.                                            [ ]

RECORD DATE SHARES:




                                                           ---------------------
     Please be sure to sign and date this Proxy.           | Date              |
--------------------------------------------------------------------------------
|                                                                              |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------
     Stockholder sign here                                  Co-owner sign here


DETACH CARD



1.   Election of Directors:

     A. Paul Sarkis by vote of Common Stock and     For All     With-    For All
     Class B Common Stock                           Nominees    held     Except

     Richard P. Dalton by vote of Common Stock        [ ]        [ ]       [ ]


     If you wish to withhold authority to vote for all nominees, mark the "Withheld" box; if you wish to withhold authority with respect to certain nominees, mark the "For All Except" box and strike a line through the particular name(s).



                                                        For    Against   Abstain
2.   In their discretion the proxies are authorized
     to vote upon any other business as may properly    [ ]      [ ]       [ ]
     come before the meeting.


DETACH CARD




           [REVCM - THE WESTWOOD GROUP, INC.] [FILE NAME: REVCM1.ELX]
                             [VERSION - 1] [9/9/97]